FIFTH AMENDMENT TO MASTER LEASE, DEED OF TRUST WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS FIFTH AMENDMENT TO MASTER LEASE, DEED OF TRUST WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Amendment") dated as of October 26, 2005, is entered into by and between SELCO SERVICE CORPORATION, an Ohio Corporation (the "Lessor") and QUANTUM CORPORATION, a Delaware corporation (the "Lessee").

RECITALS

A.   The Lessor, Lessee, Keybank National Association, as Agent (in such capacity, the "Agent"), and the financial institutions from time to time parties thereto (the "Participants") are parties to the Participation Agreement, dated as of December 17, 2002 (as amended, supplemented or otherwise modified from time to time, the "Participation Agreement").

B.   Pursuant to the Participation Agreement, the Lessor and the Lessee executed a Master Lease, Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Lease"), dated December 17, 2002, affecting certain real property located in El Paso County, Colorado, described in Schedule 1 to the Lease.  The Lease was recorded on December 23, 2002, in the Official Records of El Paso County, Colorado, as Document Number 202228819.

C.   The Lessee now has requested the Lessor, the Participants and the Agent to amend the Participation Agreement in certain respects.

D.   Pursuant to the Fifth Amendment to Participation Agreement dated as of the date hereof ("Fifth Amendment to Participation Agreement") among the Lessor, Lessee, the Required Participants and Agent, the parties thereto have agreed to amend the Participation Agreement upon the terms and subject to the conditions set forth therein, including without limitation, the execution, delivery and recordation of this Amendment.

as Agent, Lead Arranger and Issuing Lender, General Electric Capital Corporation, as Syndication Agent, Silicon Valley Bank, as Documentation Agent, and the other financial institutions party thereto, amending and restating the Credit Agreement (18 Months) dated December 17, 2002, and each note, letter of credit application, request for extension of credit, certificate, fee letter and other instrument or agreement from time to time executed by the Lessee or any of its Subsidiaries and delivered in connection with such agreement and all amendments, modifications and extensions thereof.

2.4   New Convertible Subordinated Notes.  The definition of “New Convertible Subordinated Notes” is set forth in Appendix 1 to the Lease Agreement shall be amended and restated in its entirety as follows:

"New Convertible Subordinated Notes" means subordinated, convertible notes issued by the Lessee on July 30, 2003 in a total principal amount of $160,000,000 and due in 2010.

2.5   Permitted Acquisitions.  The definition of “Permitted Acquisitions” shall be added as a new definition in Appendix 1 to the Lease Agreement as follows:

“Permitted Acquisitions” means Acquisitions that meet the following criteria:

(1) as of the last day of the fiscal quarter after the Acquisition Lessee will meet the financial covenants set forth in Section 10.2(k), (2) the Acquisition is not in the nature of a hostile takeover, and (3) after giving effect to the Acquisition, Lessee is not, either directly or indirectly through Affiliates, in any line of business other than the digital storage business, any other business incidental or reasonably related thereto, or any businesses that are, as determined by the Board of Directors of Lessee, appropriate extensions thereof; and

(2) any Acquisition does not exceed (1) $10,000,0000 in cash consideration net of cost and fees paid to or deducted on behalf of third parties in connection with acquisitions, and (2) $50,000,0000 in total consideration including cash; and

(3) any aggregate Acquisitions in any period of four consecutive fiscal quarters do not exceed (1) $20,000,000 in cash consideration net of cost and fees paid to or deducted on behalf of third parties in connection with acquisitions, and (2) $75,000,000 in total consideration including cash.

2.6.   The definitions of “Investment” and “Subordinated Debt” contained in Appendix 1 to the Lease Agreement are amended to delete all references to “Convertible Subordinated Debentures”.

2.7   The definitions of “Convertible Subordinated Debentures,” “Maxtor” “Maxtor Reimbursement Agreement,” “Maxtor Securities,” “Refunding Period,” “Refunding Proceeds,” and “Tax Loss” are deleted in their entirety from Appendix 1 to the Lease Agreement.

3.   Effective Date.  This Amendment shall become effective on the date of satisfaction of the conditions set forth in Section 2.1 of the Fifth Amendment to Participation Agreement (the "Effective Date").

4.   Effect of this Amendment.  On and after the Effective Date, each reference in IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

LESSOR:

SELCO SERVICE CORPORATION, as Lessor

By: /s/ Donald C. Davis

Name:  Donald C. Davis

Title: Vice President

LESSEE:

QUANTUM CORPORATION, as Lessee

By: /s/ Mary Springer

Name: Mary Springer

Title: Treasurer